Exhibit 99.1
Workday Announces Fourth Quarter and Full Year Fiscal 2020 Financial Results

Fourth Quarter Total Revenues of $976.3 Million, Up 23.8% Year Over Year
Subscription Revenue of $839.7 Million, Up 24.7% Year Over Year
Subscription Revenue Backlog of $8.29 Billion, Up 23.0% Year Over Year

Full Year Fiscal 2020 Total Revenues of $3.63 Billion, Up 28.5% Year Over Year
Subscription Revenue of $3.10 Billion, Up 29.8% Year Over Year
Operating Cash Flows of $864.6 Million, Up 42.5% Year Over Year

PLEASANTON, Calif., Feb. 27, 2020 - Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fourth quarter and full fiscal year ended January 31, 2020.

Fourth Quarter Fiscal 2020 Results

•Total revenues were $976.3 million, an increase of 23.8% from the fourth quarter of fiscal 2019. Subscription revenues were $839.7 million, an increase of 24.7% from the same period last year.

•Operating loss was $146.1 million, or negative 15.0% of revenues, compared to an operating loss of $120.3 million, or negative 15.3% of revenues, in the same period last year. Non-GAAP operating income for the fourth quarter was $116.6 million, or 11.9% of revenues, compared to a non-GAAP operating income of $92.7 million, or 11.8% of revenues, in the same period last year.1

•Net loss per basic and diluted share was $0.56, compared to a net loss per basic and diluted share of $0.47 in the fourth quarter of fiscal 2019. Non-GAAP net income per diluted share was $0.50, compared to a non-GAAP net income per diluted share of $0.41 in the same period last year.2

Full Year Fiscal 2020 Results

•Total revenues were $3.63 billion, an increase of 28.5% from fiscal 2019. Subscription revenues were $3.10 billion, an increase of 29.8% from the prior year.

•Operating loss was $502.2 million, or negative 13.8% of revenues, compared to an operating loss of $463.3 million, or negative 16.4% of revenues, in fiscal 2019. Non-GAAP operating income was $484.5 million, or 13.4% of revenues, compared to a non-GAAP operating income of $291.3 million, or 10.3% of revenues, in the prior year.1

•Net loss per basic and diluted share was $2.12, compared to a net loss per basic and diluted share of $1.93 in fiscal 2019. Non-GAAP net income per diluted share was $1.88, compared to a non-GAAP net income per diluted share of $1.36 last year.2

•Operating cash flows were $864.6 million compared to $606.7 million in the prior year.

•Cash, cash equivalents, and marketable securities were $1.94 billion as of January 31, 2020. Unearned revenues were $2.31 billion, a 18.5% increase from the same period last year.

Comments on the News

“We ended the fiscal year with significant momentum, including a record quarter for our financial management applications, great progress with our analytics and planning applications, and an excellent initial quarter with Scout RFP. Our industry leading HCM solutions also continue to see strong adoption with 45 percent of the Fortune 500 and 60 percent of the Fortune 50 having selected Workday,” said Aneel Bhusri, co-founder and CEO, Workday. “We believe our relentless focus on creating great experiences for our employees and customers drives our success and leads so many of the world’s leading organizations to trust their business with Workday.”

“Our fourth quarter capped a strong year driven by solid execution across the company,” said Robynne Sisco, co-president and chief financial officer, Workday. “We enter the year with considerable momentum, and we see significant opportunity ahead to support both our near- and long-term growth ambitions. We are raising our fiscal 2021 subscription revenue outlook to a range of $3.755 billion to $3.770 billion. We expect first quarter subscription revenue to be $873.0 million to $875.0 million.”

Recent Highlights

•In the U.S., Workday was ranked #5 on the 100 Best Companies to Work For list by Fortune and Great Place to Work (GPTW) Institute. This is the third year that Workday has been ranked in the top 10 and the sixth consecutive year it has been on the list.
•To help further maximize innovation and help customers reach their aspirations, Workday announced that Sayan Chakraborty has been promoted to executive vice president, Technology, and Pete Schlampp has been promoted to executive vice president, Product Development. Together, they will lead Workday’s Products and Technology organizations.
•Workday completed the acquisition of Scout RFP, with the company now operating as Scout RFP, a Workday company.
•Workday Human Capital Management (HCM) was named a January 2020 Gartner Peer Insights Customers’ Choice for Cloud HCM Suites for 1,000+ Employee Enterprises. In addition, Adaptive Insights, a Workday company, was named a November 2019 Gartner Peer Insights Customers’ Choice for Cloud Financial Planning and Analysis (FP&A) solutions.
•Workday was honored, for the third year in a row, by KLAS Research as Best in KLAS in enterprise resource planning (ERP) for Workday Financial Management, Workday Human Capital Management, and Workday Supply Chain Management solutions for healthcare. Workday was also recognized as a Category Leader in Talent Management.

Earnings Call Details

Workday plans to host a conference call today to review its fourth quarter and full year fiscal 2020 financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/ 4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2 Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

Required Disclaimers

Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, planning, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s first quarter and full year fiscal 2021 subscription revenue outlook, as well as Workday’s opportunities and growth. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plans,” “project,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) risks related to our ability to successfully integrate Scout RFP’s operations or failure to achieve the expected benefits of this or any other acquisition; (ii) our ability to implement our plans, objectives, and other expectations with respect to the Scout RFP business or that of any other acquired company; (iii) breaches in our security measures, unauthorized access to our customers' or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, artificial intelligence, and blockchain; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning, artificial intelligence, and blockchain; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday's results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the quarter ended October 31, 2019, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2020 Workday, Inc. All rights reserved. Workday, Adaptive Insights, Scout, and the Workday Logo are trademarks or registered trademarks of Workday, Inc. registered in the United States and elsewhere. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$731,141	$638,554
Marketable securities	1,213,432	1,139,864
Trade and other receivables, net	877,578	704,680
Deferred costs	100,459	80,809
Prepaid expenses and other current assets	172,012	136,689
Total current assets	3,094,622	2,700,596
Property and equipment, net	936,179	796,907
Operating lease right-of-use assets	290,902	—
Deferred costs, noncurrent	222,395	183,518
Acquisition-related intangible assets, net	308,401	313,240
Goodwill	1,819,261	1,379,125
Other assets	144,605	147,360
Total assets	$6,816,365	$5,520,746
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$57,556	$29,093
Accrued expenses and other current liabilities	130,050	123,542
Accrued compensation	248,154	207,924
Unearned revenue	2,223,178	1,837,618
Operating lease liabilities	66,147	—
Current portion of convertible senior notes, net	244,319	232,514
Total current liabilities	2,969,404	2,430,691
Convertible senior notes, net	1,017,967	972,264
Unearned revenue, noncurrent	86,025	111,652
Operating lease liabilities, noncurrent	241,425	—
Other liabilities	14,993	47,697
Total liabilities	4,329,814	3,562,304
Stockholders’ equity:
Common stock	231	221
Additional paid-in capital	5,090,187	4,105,334
Accumulated other comprehensive income (loss)	23,492	(809)
Accumulated deficit	(2,627,359)	(2,146,304)
Total stockholders’ equity	2,486,551	1,958,442
Total liabilities and stockholders’ equity	$6,816,365	$5,520,746

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Revenues:
Subscription services	$839,694	$673,545	$3,096,389	$2,385,769
Professional services	136,605	115,083	530,817	436,411
Total revenues	976,299	788,628	3,627,206	2,822,180
Costs and expenses (1):
Costs of subscription services	132,578	108,799	488,513	379,877
Costs of professional services	152,197	124,949	576,745	455,073
Product development	422,211	337,405	1,549,906	1,211,832
Sales and marketing	306,618	249,954	1,146,548	891,345
General and administrative	108,792	87,804	367,724	347,337
Total costs and expenses	1,122,396	908,911	4,129,436	3,285,464
Operating loss	(146,097)	(120,283)	(502,230)	(463,284)
Other income (expense), net	16,884	15,150	19,783	39,532
Loss before provision for (benefit from) income taxes	(129,213)	(105,133)	(482,447)	(423,752)
Provision for (benefit from) income taxes	(1,255)	(772)	(1,773)	(5,494)
Net loss	$(127,958)	$(104,361)	$(480,674)	$(418,258)
Net loss per share, basic and diluted	$(0.56)	$(0.47)	$(2.12)	$(1.93)
Weighted-average shares used to compute net loss per share, basic and diluted	230,491	220,351	227,185	216,789

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$13,869	$10,151	$49,919	$36,754
Costs of professional services	23,011	16,523	80,401	55,535
Product development	118,978	90,707	434,188	320,876
Sales and marketing	48,072	39,111	176,758	132,810
General and administrative	30,492	28,280	118,614	127,443

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(127,958)	$(104,361)	$(480,674)	$(418,258)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	75,126	59,619	276,278	198,111
Share-based compensation expenses	234,422	184,772	859,571	652,465
Amortization of deferred costs	24,744	19,652	90,641	71,238
Amortization of debt discount and issuance costs	14,634	12,003	54,034	59,974
Non-cash lease expense	18,170	—	67,325	—
Other	(26,110)	(8,022)	(35,063)	(53,195)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(262,280)	(215,092)	(176,141)	(160,527)
Deferred costs	(68,061)	(62,221)	(149,168)	(131,996)
Prepaid expenses and other assets	(18,413)	(13,401)	(17,736)	(16,344)
Accounts payable	15,805	4,084	20,293	5,877
Accrued expenses and other liabilities	(6,375)	(5,446)	220	54,895
Unearned revenue	423,410	378,926	355,018	344,418
Net cash provided by (used in) operating activities	297,114	250,513	864,598	606,658
Cash flows from investing activities
Purchases of marketable securities	(368,422)	(466,232)	(1,797,468)	(1,989,868)
Maturities of marketable securities	346,813	379,041	1,686,643	2,090,693
Sales of marketable securities	1,009	4,285	56,508	949,970
Owned real estate projects	(3,693)	(55,108)	(99,308)	(181,180)
Capital expenditures, excluding owned real estate projects	(47,420)	(44,872)	(243,694)	(202,507)
Business combinations, net of cash acquired	(460,718)	—	(473,603)	(1,474,337)
Purchase of other intangible assets	(850)	(9,450)	(850)	(10,450)
Purchases of non-marketable equity and other investments	(8,100)	(10,241)	(25,393)	(43,016)
Sales and maturities of non-marketable equity and other investments	—	140	252	17,911
Other	—	11	(9)	—
Net cash provided by (used in) investing activities	(541,381)	(202,426)	(896,922)	(842,784)
Cash flows from financing activities
Payments on convertible senior notes	—	(22)	(30)	(350,030)
Proceeds from issuance of common stock from employee equity plans	62,353	49,503	125,673	93,567
Other	(144)	(72)	(519)	(248)
Net cash provided by (used in) financing activities	62,209	49,409	125,124	(256,711)
Effect of exchange rate changes	(78)	181	(282)	(614)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(182,136)	97,677	92,518	(493,451)
Cash, cash equivalents, and restricted cash at the beginning of period	916,857	544,526	642,203	1,135,654
Cash, cash equivalents, and restricted cash at the end of period	$734,721	$642,203	$734,721	$642,203

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$132,578	$(13,869)	$(8,334)	$—	$—	$110,375
Costs of professional services	152,197	(23,011)	(1,179)	—	—	128,007
Product development	422,211	(118,978)	(7,253)	—	—	295,980
Sales and marketing	306,618	(48,072)	(9,671)	—	—	248,875
General and administrative	108,792	(30,492)	(1,820)	—	—	76,480
Operating income (loss)	(146,097)	234,422	28,257	—	—	116,582
Operating margin	(15.0)%	24.0%	2.9%	—%	—%	11.9%
Other income (expense), net	16,884	—	—	14,635	—	31,519
Income (loss) before provision for (benefit from) income taxes	(129,213)	234,422	28,257	14,635	—	148,101
Provision for (benefit from) income taxes	(1,255)	—	—	—	26,432	25,177
Net income (loss)	$(127,958)	$234,422	$28,257	$14,635	$(26,432)	$122,924
Net income (loss) per share (1)	$(0.56)	$0.99	$0.12	$0.06	$(0.11)	$0.50
(1)GAAP net loss per share is calculated based upon 230,491 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 247,819 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $17.0 million and total employer payroll tax-related items on employee stock transactions of $11.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, we have determined the projected non-GAAP tax rate to be 17%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2019
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$108,799	$(10,151)	$(11,725)	$—	$—	$86,923
Costs of professional services	124,949	(16,523)	(938)	—	—	107,488
Product development	337,405	(90,707)	(5,391)	—	—	241,307
Sales and marketing	249,954	(39,111)	(8,389)	—	—	202,454
General and administrative	87,804	(28,280)	(1,764)	—	—	57,760
Operating income (loss)	(120,283)	184,772	28,207	—	—	92,696
Operating margin	(15.3)%	23.5%	3.6%	—%	—%	11.8%
Other income (expense), net	15,150	—	—	12,003	—	27,153
Income (loss) before provision for (benefit from) income taxes	(105,133)	184,772	28,207	12,003	—	119,849
Provision for (benefit from) income taxes	(772)	—	—	—	21,147	20,375
Net income (loss)	$(104,361)	$184,772	$28,207	$12,003	$(21,147)	$99,474
Net income (loss) per share (1)	$(0.47)	$0.80	$0.13	$0.05	$(0.10)	$0.41
(1)GAAP net loss per share is calculated based upon 220,351 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 241,212 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $19.3 million and total employer payroll tax-related items on employee stock transactions of $8.9 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2019, the projected non-GAAP tax rate was 17%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$488,513	$(49,919)	$(40,326)	$—	$—	$398,268
Costs of professional services	576,745	(80,401)	(6,440)	—	—	489,904
Product development	1,549,906	(434,188)	(30,684)	—	—	1,085,034
Sales and marketing	1,146,548	(176,758)	(40,774)	—	—	929,016
General and administrative	367,724	(118,614)	(8,592)	—	—	240,518
Operating income (loss)	(502,230)	859,880	126,816	—	—	484,466
Operating margin	(13.8)%	23.7%	3.5%	—%	—%	13.4%
Other income (expense), net	19,783	—	—	54,034	—	73,817
Income (loss) before provision for (benefit from) income taxes	(482,447)	859,880	126,816	54,034	—	558,283
Provision for (benefit from) income taxes	(1,773)	—	—	—	96,681	94,908
Net income (loss)	$(480,674)	$859,880	$126,816	$54,034	$(96,681)	$463,375
Net income (loss) per share (1)	$(2.12)	$3.63	$0.56	$0.24	$(0.43)	$1.88
(1)GAAP net loss per share is calculated based upon 227,185 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 247,013 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $71.8 million and total employer payroll tax-related items on employee stock transactions of $55.0 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, we have determined the projected non-GAAP tax rate to be 17%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2019
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$379,877	$(36,754)	$(31,395)	$—	$—	$311,728
Costs of professional services	455,073	(55,535)	(3,653)	—	—	395,885
Product development	1,211,832	(320,876)	(21,230)	—	—	869,726
Sales and marketing	891,345	(132,810)	(19,725)	—	—	738,810
General and administrative	347,337	(127,443)	(5,120)	—	—	214,774
Operating income (loss)	(463,284)	673,418	81,123	—	—	291,257
Operating margin	(16.4)%	23.8%	2.9%	—%	—%	10.3%
Other income (expense), net	39,532	—	—	59,974	—	99,506
Income (loss) before provision for (benefit from) income taxes	(423,752)	673,418	81,123	59,974	—	390,763
Provision for (benefit from) income taxes	(5,494)	—	—	—	71,887	66,393
Net income (loss)	$(418,258)	$673,418	$81,123	$59,974	$(71,887)	$324,370
Net income (loss) per share (1)	$(1.93)	$2.97	$0.37	$0.28	$(0.33)	$1.36
(1)GAAP net loss per share is calculated based upon 216,789 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 237,890 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $49.1 million and total employer payroll tax-related items on employee stock transactions of $32.0 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2019, the projected non-GAAP tax rate was 17%.

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:
•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.
•Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2020, we have determined the projected non-GAAP tax rate to be 17%. For fiscal 2021, we determine the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Justin Furby
+1 (925) 379-6000
Justin.Furby@Workday.com

Media Contact:
Nina Oestlien
+1 (415) 828-3034
Nina.Oestlien@Workday.com